UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2023

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41698	51-0539828
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TPCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, Thomas Sammons, Chief Financial Officer of TechPrecision Corporation (the “Company”), notified the Company that he will retire from all roles with the Company and its subsidiaries effective on or about July 14, 2023, with such exact date to be decided upon by him and the board of directors of the Company at a future date (the “Transition Date”). Mr. Sammons will continue to consult with the Company post-retirement to ensure an orderly transition. Mr. Sammons’ retirement is not due to any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On May 30, 2023, the Board appointed Barbara M. Lilley, currently the Controller of the Company, as Chief Financial Officer, effective as of the Transition Date, to succeed Mr. Sammons. Ms. Lilley does not currently have an employment agreement with the Company, and any new agreement with Ms. Lilley will be announced when approved by the Board.

Ms. Lilley, 64, has served as Controller of Ranor, Inc., one of the Company’s operating subsidiaries, since June 2016. Prior to joining the Company, Ms. Lilley served as Controller of Materials Systems, Inc., a worldwide supplier of a range custom-designed products from acoustic transducers for underwater sonar to industrial ultrasound systems, from 2011 through 2015, and as Accounting Manager at Lewcott Corporation, a specialty chemical and materials technology company, from 2008 to 2011. Ms. Lilley received her Bachelor of Science/Business Administration with an Accounting major from Nichols College.

There are no family relationships between or among Ms. Lilley and any director or other executive officer of the Company, and Ms. Lilley has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On May 31, 2023, the Company issued a press release announcing the retirement of Mr. Sammons. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated May 31, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: May 31, 2023

	By:	/s/ Thomas Sammons
Thomas Sammons
Chief Financial Officer